Exhibit 99.1

Jazz Pharmaceuticals Announces Second Quarter 2011 Financial Results

— Net product sales grow to $63.5 million —

— Adjusted EPS of $0.82, GAAP EPS of $0.71 —

— 2011 sales and earnings guidance increased —

PALO ALTO, Calif., July 28, 2011 — Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ) today announced financial results for the second quarter of 2011.

Total revenues for the quarter ended June 30, 2011 were $64.6 million, compared to $40.5 million for the second quarter of 2010. Total revenues included net product sales, royalties and contract revenues.

GAAP net income for the second quarter of 2011 was $33.2 million, or $0.71 per diluted share, compared to a GAAP net loss of $6.4 million, or $0.18 per diluted share, for the second quarter of 2010. The company’s GAAP net loss in the second quarter of 2010 included a loss on extinguishment of debt of $12.3 million.

Adjusted net income for the second quarter of 2011 was $38.4 million, or $0.82 per diluted share, compared to $10.5 million, or $0.28 per diluted share, for the second quarter of 2010. A reconciliation of GAAP net income (loss) to adjusted net income and the related per diluted share amounts is included with this press release.

Net sales of Xyrem® (sodium oxybate) oral solution increased 67 percent to $56.2 million for the second quarter of 2011, compared to net sales of $33.7 million for the second quarter of 2010. Net sales of once-daily Luvox CR® (fluvoxamine maleate) were $7.3 million for the second quarter of 2011, compared to $5.8 million for the prior year period, an increase of 26 percent.

“Our strong quarterly performance demonstrates our ongoing commitment to growing Xyrem as the core of our company’s strategy,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “We were also pleased to prepay the remaining $33 million of our long-term debt on July 1, further strengthening our balance sheet as our cash position continues to grow.”

Selling, general and administrative expenses and research and development expenses combined for the second quarter of 2011 were $25.5 million, compared to $25.1 million for the second quarter of 2010, reflecting higher headcount related expenses, including stock-based compensation, increased legal expenses, and lower product development spending.

Balance Sheet Update

As of June 30, 2011, cash and cash equivalents were $102.4 million. On July 1, 2011, the company paid in full the $33.3 million principal amount of its term loan and a prepayment penalty of $0.3 million.

2011 Financial Guidance

Jazz Pharmaceuticals is providing updated full year 2011 financial guidance as follows:

• Total product sales	$ 247 - 260 million

• Xyrem	$ 215 - 225 million

• Luvox CR	$ 32 - 35 million

• SG&A and R&D combined expenses	$ 105 - 110 million

• GAAP net income per diluted share	$ 2.68 - 2.79

• Adjusted net income per diluted share*	$ 3.15 - 3.25

*	A reconciliation of GAAP net income (loss) to adjusted net income and the related per diluted share amounts is included with this press release.

Conference Call Details

Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 1:30 p.m. PT/4:30 p.m. ET to provide a business update and discuss 2011 second quarter results and updated 2011 financial guidance. The live webcast may be accessed from the Investors section of the company’s website at www.JazzPharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing 1-866-730-5762 in the U.S., or 1-857-350-1586 outside the U.S., and entering passcode 12078558.

An archived version of the webcast will be available for at least one week on the investors section of the Jazz Pharmaceuticals’ website at www.JazzPharmaceuticals.com.

About Jazz Pharmaceuticals, Inc.

Jazz Pharmaceuticals is a specialty pharmaceutical company focused on identifying, developing and commercializing innovative products to meet unmet medical needs in neurology and psychiatry. For further information see www.JazzPharmaceuticals.com.

Non-GAAP Financial Measures

To supplement our financial results and financial guidance presented on a GAAP basis, we use the non-GAAP measures adjusted net income and adjusted net income per diluted share. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and our potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. In addition, we believe that the use of these non-GAAP measures enhances the ability of investors to compare our results from period to period. Investors should note that adjusted net income and adjusted net income per diluted share, as used by Jazz Pharmaceuticals, may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by our competitors and other companies. Adjusted net income and adjusted net income per diluted share exclude from the comparable GAAP measures: revenue related to upfront and milestone payments, amortization of intangible assets, stock-based compensation, non-cash interest expense associated with a debt discount and debt issuance costs and a loss on extinguishment of debt.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ growth potential and future financial performance, including 2011 financial guidance. These forward-looking statements are based on the company’s current expectations and inherently involve significant risks and uncertainties. Jazz Pharmaceuticals’ actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: Jazz Pharmaceuticals’ dependence on sales of Xyrem and its ability to increase sales of its Xyrem and Luvox CR products; competition, including potential generic competition; Jazz Pharmaceuticals’ dependence on single source suppliers and manufacturers; the ability of Jazz Pharmaceuticals to protect its intellectual property and defend its patents; regulatory obligations and oversight; Jazz Pharmaceuticals’ cash flow; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ Securities and Exchange Commission filings and reports, including in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the Securities and Exchange Commission on May 9, 2011. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

# # #

Contact

Ami Knoefler

Executive Director

Investor Relations & Corporate Communications

Jazz Pharmaceuticals, Inc.

ami.knoefler@jazzpharma.com

650-496-2947

JAZZ PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Product sales, net	$63,464	$39,528	$113,367	$73,811
Royalties	819	674	1,512	1,279
Contract revenues	284	284	569	569

Total revenues	64,567	40,486	115,448	75,659
Operating expenses:
Cost of product sales	3,370	2,802	6,179	5,684
Selling, general and administrative	22,094	17,096	42,005	33,886
Research and development	3,382	7,962	7,077	14,177
Intangible asset amortization	1,862	2,044	3,724	4,101

Total operating expenses	30,708	29,904	58,985	57,848

Income from operations	33,859	10,582	56,463	17,811
Interest income and other, net	2	4	2	6
Interest expense	(659)	(4,687)	(1,436)	(10,454)
Loss on extinguishment of debt	—	(12,287)	—	(12,287)

Net income (loss)	$33,202	$(6,388)	$55,029	$(4,924)

Net income (loss) per share:
Basic	$0.81	$(0.18)	$1.35	$(0.15)

Diluted	$0.71	$(0.18)	$1.19	$(0.15)

Weighted-average common shares used in computing net income (loss) per share:
Basic	41,209	35,423	40,788	33,428

Diluted	46,601	35,423	46,238	33,428

JAZZ PHARMACEUTICALS, INC.

SUMMARY OF PRODUCT SALES, NET

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Xyrem	$56,178	$33,723	$98,956	$62,468
Luvox CR	7,286	5,805	14,411	11,343

Total	$63,464	$39,528	$113,367	$73,811

JAZZ PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$102,396	$44,794
Restricted cash	—	400
Accounts receivable, net of allowances	24,999	22,081
Inventories	4,736	5,046
Prepaid expenses	3,575	1,858
Other current assets	382	279

Total current assets	136,088	74,458
Property and equipment, net	647	690
Intangible assets, net	18,309	22,033
Goodwill	38,213	38,213
Other long-term assets	152	335

Total assets	$193,409	$135,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$4,000	$7,350
Accounts payable	4,665	3,049
Accrued liabilities	26,713	23,572
Current portion of long-term debt	32,693	16,064
Purchased product rights liability	4,750	4,500
Liability under government settlement	7,130	4,128
Deferred revenue	1,366	1,273

Total current liabilities	81,317	59,936
Deferred rent	12	82
Deferred revenue, non-current	8,484	9,053
Purchased product rights liability, non-current	2,000	4,500
Liability under government settlement, non-current	—	6,978
Long-term debt, less current portion	—	24,629
Total stockholders’ equity	101,596	30,551

Total liabilities and stockholders’ equity	$193,409	$135,729

JAZZ PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
GAAP net income (loss)	$33,202	$(6,388)	$55,029	$(4,924)
Add:
Intangible asset amortization	1,862	2,044	3,724	4,101
Stock-based compensation expense	3,415	1,960	6,563	3,792
Non-cash interest expense	188	873	394	1,923
Loss on extinguishment of debt	—	12,287	—	12,287
Deduct:
Contract revenues	(284)	(284)	(569)	(569)

Adjusted net income	$38,383	$10,492	$65,141	$16,610

GAAP net income (loss) per diluted share	$0.71	$(0.18)	$1.19	$(0.15)

Adjusted net income per diluted share	$0.82	$0.28	$1.41	$0.46

Shares used in computing GAAP net income (loss) per diluted share	46,601	35,423	46,238	33,428
Shares used in computing adjusted net income per diluted share	46,601	38,142	46,238	36,447

JAZZ PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP 2011 FINANCIAL GUIDANCE

(In millions, except per share amounts)

GAAP net income	$123-131
Add:
Intangible asset amortization	7
Stock-based compensation expense	14
Non-cash interest expense and loss on extinguishment of debt	2
Deduct:
Contract revenues	(1)

Adjusted net income	$145-153

GAAP net income per diluted share	$2.68-2.79

Adjusted net income per diluted share	$3.15-3.25

Shares used in computing GAAP and adjusted net income per diluted share amounts	46-47